Exhibit 3.1

SECOND AMENDED AND RESTATED

BY-LAWS

OF

FAMOUS DAVE’S OF AMERICA, INC.

ARTICLE 1

OFFICES

1.1 Registered Office. The registered office of the Corporation shall be located within the State of Minnesota as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the Corporation and a statement evidencing any such change shall be filed with the Secretary of State of Minnesota as required by law.

1.2 Offices. The Corporation may have other offices, including its principal business office, either within or without the State of Minnesota.

ARTICLE 2

CORPORATE SEAL

2.1 Corporate Seal. The Board of Directors shall determine whether or not the Corporation will adopt a corporate seal. If a corporate seal is adopted, inscribed on the corporate seal shall be the name of the Corporation and the words “Corporate Seal,” and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary of the Corporation.

ARTICLE 3

SHAREHOLDERS

3.1 Regular Meetings. Regular meetings of the shareholders shall be held at the Corporation’s registered office or at such other place within or without the State of Minnesota as is designated by the Board of Directors. Regular meetings may be held annually or on a less frequent periodic basis, as established by a resolution of the Board of Directors, or may be held on call by the Board of Directors from time to time as and when the Board of Directors determines. At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting, and may transact such other business which properly comes before them. Notwithstanding the foregoing, if a regular meeting of the shareholders has not been held for a period of fifteen (15) months, a shareholder or group of shareholders holding three percent (3%) or more of the issued and outstanding voting shares of the Corporation may demand that a regular meeting of the shareholders be held by giving written notice to the Chief Executive Officer or Chief Financial Officer of the Corporation. Within thirty (30) days after receipt of the notice, the Board shall cause a regular meeting of the shareholders to be called and held within ninety (90) days after receipt of the notice. Any regular meeting held pursuant to such a demand by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.

3.2 Special Meeting.

(a) General. Special meetings of the shareholders may be called by the Chief Executive Officer, by the Chief Financial Officer, or by the Board of Directors or any two or more members thereof. Subject to subsection (b) of this Section 3.2, special meetings may also be called by one or more shareholders holding ten percent (10%) or more of the issued and outstanding voting shares of the Corporation by complying with the procedures contained in Section 3.2(b).

(b) Shareholder Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Chief Executive Officer or Chief Financial Officer (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request that a special meeting be called (the “Request Record Date”) which request shall be in proper form and shall be delivered to, or mailed and received by, the Chief Executive Officer or the Chief Financial Officer. To be in proper form for purposes of this Section 3.2, the Record

Date Request Notice (i) shall set forth the purpose or purposes of the special meeting and the matters proposed to be acted on at it, the reasons for conducting such matters at the special meeting and any material interest in such matters of each Requesting Person, (ii) shall set forth a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Requesting Persons or (B) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting, (iii) shall be signed by one or more shareholders of record as of the date of signature, (iv) shall bear the date of signature of each such shareholder, and (v) shall set forth for each Requesting Person all information required to be provided pursuant to Section 3.13(c) for a Proposing Person except that for purposes of this Section 3.2 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places where it appears in Section 3.13(c). Upon receiving the Record Date Request Notice in proper form and otherwise in compliance with this Section 3.2 from any shareholder of record, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Chief Executive Officer or Chief Financial Officer.

(2) In order for any shareholder to request that a special meeting be called, one or more written requests for a special meeting in proper form (the “Special Meeting Request”) signed by shareholders of record as of the Request Record Date who are entitled to cast not less than ten percent (10%) of all of the votes entitled to be cast at such meeting (the “Special Meeting Percentage”) shall be timely delivered in proper form to the Chief Executive Officer or Chief Financial Officer. Only shareholders of record on the record date shall be entitled to request that the Corporation call a special meeting of the shareholders pursuant to this Section 3.2. To be in proper form for purposes of this Section 3.2, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Chief Executive Officer or Chief Financial Officer), (b) shall include the text of the proposal or business (including the text of any resolutions proposed for consideration), (c) shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, and (d) shall set forth for each shareholder requesting that a special meeting be called (other than any shareholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), the information required to be provided pursuant to this Section 3.2 of a Requesting Person. To be timely, the Special Meeting Request shall be sent to the Chief Executive Officer or Chief Financial Officer by registered mail, return receipt requested, and shall be received by the Chief Executive Officer or Chief Financial Officer within sixty (60) days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Chief Executive Officer or Chief Financial Officer.

(3) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the person or persons who have called such meeting pursuant to Section 3.2(a). In the case of any special meeting called by the Board of Directors upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Chief Executive Officer or Chief Financial Officer (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chief Executive Officer, Chief Financial Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder Requested Special Meeting, if the Board of Directors

fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. Notwithstanding anything in these By-laws to the contrary, the board of directors may submit its own proposal or proposals for consideration at any Shareholder Requested Special Meeting.

(4) If at any time as a result of written revocations of the Special Meeting Request, shareholders of record, as of the Request Record Date, entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the officer or agent of the Corporation empowered to give notice of the meeting, shall refrain from mailing such notice or, if such notice has been mailed, such officer or agent shall revoke the notice of the meeting at any time at least ten (10) days before the meeting if the officer or agent of the Corporation has first sent to all other requesting shareholders written notice of such revocation and of the officer’s or agent’s intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by such officer or agent of a notice of a meeting shall be considered a request for a new special meeting.

(5) The Chairman of the Board, Chief Executive Officer, Chief Financial Officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Chief Executive Officer or Chief Financial Officer. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Chief Executive Officer or Chief Financial Officer until the earlier of (i) five (5) Business Days after receipt by the Chief Executive Officer or Chief Financial Officer of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Chief Executive Officer or Chief Financial Officer represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage of the votes that would be entitled to be cast at such meeting. Nothing contained in this paragraph (5) shall in any way be construed to suggest or imply that the Corporation or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(6) For purposes of this Section 3.2, the term “Requesting Person” shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to request that the special meeting be called, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(7) For purposes of these By-laws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(8) For purposes of these By-laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in the State of Minnesota.

(c) In connection with a Shareholder Requested Meeting called in accordance with this Section 3.2, the Requesting Person shall further update and supplement the information previously provided to the Corporation in connection with any request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 3.2 shall be true and correct as of the Meeting Record Date and as of the date that is ten (10) Business Days prior to the Shareholder Requested Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chief Executive Officer or Chief Financial Officer at the principal executive offices of the Corporation not later than five (5) Business Days after the Meeting Record Date (in the case of the update and supplement required to be made as of the Meeting Record Date), and not later than eight (8) Business Days prior to the Shareholder Requested Meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the Shareholder Requested Meeting or any adjournment or postponement thereof).

(d) The Chief Executive Officer or Chief Financial Officer shall not accept, and shall consider ineffective, a written request from a shareholder to call a special meeting (i) that does not comply with this Section 3.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the day after such previous record date and ending on the one-year anniversary of such previous record date (and, for purposes of this paragraph (d), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the date that is one hundred twenty days (120) after the secretary receives such demand, (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the secretary of such demand to call a special meeting, (vi) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held; or (v) such special meeting demand was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(e) Notwithstanding anything in these By-laws to the contrary, the Chief Executive Officer or Chief Financial Officer shall not be required to call a special meeting except in accordance with this Section 3.2. If the board of directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 3.2, or shall determine that the shareholder or shareholders requesting that the board of directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3.2, then the board of directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 3.2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

3.3 Quorum. Business may be transacted at any duly held meeting of the shareholders at which a quorum is present. The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum. The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present at any meeting, those shareholders present have the power to adjourn the meeting from time to time until the requisite number of voting shares are present. The date, time and place of the reconvened meeting shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment. Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

3.4 Voting. At each shareholders’ meeting, every shareholder having the right to vote is entitled to vote in person or by proxy. Shareholders have one (1) vote for each share having voting power standing in their name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation, or these By-Laws, or in the terms of the shares. All elections and questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except as otherwise required by statute, the Articles of Incorporation, these By-Laws, or by agreement among the shareholders.

3.5 Notice of Meeting. Notice of regular or special meetings of the shareholders shall be given by an officer or agent of the Corporation to each shareholder shown on the books of the Corporation to be the holder of record of shares entitled to vote at the meeting. If the notice is to be mailed, then the notice must be mailed to each shareholder at the shareholder’s address as shown on the books of the Corporation at least five (5) calendar days prior to the meeting. If the notice is not mailed, then the notice must be given at least forty-eight (48) hours prior to the meeting. Notices that are not mailed may be delivered orally, by confirmed facsimile, confirmed electronic mail or other similar means of remote communication. The notice must contain the date, time and place of the meeting, and in the case of a special meeting, must also contain a statement of the purpose of the meeting. In no event shall notice be given more than sixty (60) days prior to the meeting. If a plan of merger, exchange, sale or other disposition of all or substantially all of the assets of the Corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting. A shareholder may waive notice of the meeting orally or in writing. In addition, mere attendance by a shareholder at a meeting of the shareholders also constitutes a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not thereafter participate in the consideration of the item at that meeting.

3.6 Organization and Conduct. Every meeting of shareholders shall be conducted by the Chief Executive Officer, or such other individual contemplated by these By-laws or otherwise appointed by the Board of Directors to be chairman of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient for the proper conduct of the meeting. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (a) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (b) restricting admission to the time set for the commencement of the meeting; (c) limiting attendance at the meeting to shareholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (d) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (e) limiting the time allotted to questions or comments by participants; (f) determining when the polls should be opened and closed; (g) maintaining order and security at the meeting; (h) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (i) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; (j) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; and (k) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

3.7 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies must be filed with an officer of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

3.8 Closing Transfer Books. The Board of Directors may close the stack transfer books for a period of time which does not exceed sixty (60) days preceding any of the following: the date of any meeting of shareholders; the payment of dividends; the allotment of rights; or the change, conversion, or exchange of shares.

3.9 Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the events described in Section 3.8, as a record date for the determination of which shareholders are entitled (i) to notice of and to vote at any meeting and any meeting subsequent to adjournment, (ii) to receive any dividend or allotment of rights, or (iii) to exercise the rights in respect to any change, conversion, or exchange of shares. If a record date is fixed by the Board of Directors, only those shareholders of record on the record date shall be entitled to receive notice of and to vote at the meeting and any meeting subsequent to adjournment or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed. If the share transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of shares, as the case may be, shall be the record date for such determination.

3.10 Presiding Officer. The Chief Executive Officer of the Corporation shall preside over all meetings of the shareholders. In the absence of the Chief Executive Officer, the shareholders may choose any person present to act as presiding officer.

3.11 Written Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and notice if a consent in writing, setting forth the action so taken, is signed or consented to by authenticated electronic communication by all of the shareholders entitled to notice of a meeting for such purpose.

3.12 Meeting by Remote Communications. A regular or special meeting of the shareholders may be held solely by any combination of means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote and if the number of shares held by the shareholders so participating in the meeting would be sufficient to constitute a quorum at the meeting. In addition, a shareholder not physically present in person or by proxy at a regular or special meeting of the shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder through means of remote communication constitutes presence at the meeting in person or by proxy if all other requirements for such presence are met.

Whenever one or more shareholders participate in a shareholder meeting by means of remote communication: (a) the corporation shall implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder; (b) the corporation shall implement reasonable measures to provide each shareholder participating by means of a remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to (i) read or hear the proceedings of the meeting substantially concurrently with those proceedings, (ii) if allowed by the procedures governing the meeting, have the shareholder’s remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks, and (iii) if otherwise entitled, vote on matters submitted to a vote of the shareholders.

For all purposes of these By-laws, the term “remote communication” shall have the meaning ascribed to such term by Section 302A of the Minnesota Statutes.

3.13 Business Proposed by Shareholders.

(a) At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) with respect to business other than the election of directors (which shall be governed by Section 4.3), by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 3.13. For business to be properly brought before any annual or special meeting by a shareholder, such business must be a proper matter for shareholder action and the shareholder must (A) be a shareholder of the Corporation of record both at the time of giving the notice provided for in this Section 3.13 and at the time of the meeting, (B) be entitled to vote at such meeting, and (C) deliver timely notice in proper written form to the Secretary of the Corporation.

(b) To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than sixty (60) calendar days after the anniversary of the preceding year’s annual meeting, timely notice by a shareholder may be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a meeting of shareholders will be held. In addition, a proposal submitted by a shareholder for inclusion in the Corporation’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 3.13(b).

To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper written form, such shareholder’s notice shall set forth (i) as to each matter the shareholder proposes to bring before the meeting a description in reasonable detail of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of each Proposing Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Proposing Person therefrom, and (ii) as to each Proposing Person, (A) the name and address of such Proposing Person; (B) the class, series and number of all shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (D) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (E) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to base on any increase or decrease in the value of shares of the Corporation or any

Synthetic Equity Positions or Short Interests, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such Proposing Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date) (“Performance-Related Fees”); (F) a description of all arrangements or understandings among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; (G) such other information regarding each matter the Proposing Person proposes to bring before the meeting as would be required to be included in a proxy statement filed pursuant to the applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3.13; (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; (I) a representation that at least one of the Proposing Persons intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (J) to the extent known by the shareholder giving the notice or any other Proposing Person, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice. Nothing in this Section 3.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, nor shall the notice requirements under this Section 3.13 be limited by the rules and regulations promulgated under the Exchange Act or deemed to apply only to proposals or nominations intended to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

(d) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with this Section 3.13. The chairman or presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) For purposes of this Section 3.13, “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-laws) of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(f) A Proposing Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chief Executive Officer or Chief Financial Officer at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof).

ARTICLE 4

DIRECTORS

4.1 General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors which shall initially consist of two (2) directors. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

4.2 Number. The number of directors may be either increased or decreased by resolution of the shareholders at their regular meetings or at a special meeting called for that purpose. The number of directors may be increased by resolution adopted by the affirmative vote of a majority of the Board of Directors. Any newly created directorships established by the Board of Directors shall be filled by a majority vote of the directors serving at the time of increase.

4.3 Qualifications and Nominations.

(a) Directors need not be shareholders or residents of the State of Minnesota. Only persons who are nominated in accordance with this Section 4.3 shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation that is a shareholder of record at the time of giving of notice provided for in this Section 4.3(and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4.3 and at the time of the meeting), who is entitled to vote for the election of directors at the meeting, and who complies with the procedures set forth in this Section 4.3. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a meeting of shareholders. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4.3, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 4.3, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 4.3.

(b) To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, timely notice by a shareholder may be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a meeting of shareholders will be held. To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper written form, such shareholder’s notice must set forth or include (i) as to each person the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (E) all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to this Section 4.3 if such proposed individual were a Nominating Person, and (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such person being nominated, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert, on the one hand, and any Nominating Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if such Nominating Person was the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (ii) as to each Nominating Person, (A) the the class, series and number of all shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Nominating Persons, except that such Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future by such Nominating Person, (B) the full notional amount of any Synthetic Equity Position, (C) any Short Interests and (D) any Performance-Related Fees; and (iii) as to each Nominating Person covered by clause (ii) of this paragraph (c) of this Section 4.3, the name and address of such Nominating Person, as they appear on the Corporation’s stock ledger; (iv) to the extent known by the shareholder giving the notice or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and (v) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act.

(d) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 4.3, and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) one or more completed written questionnaires (the “Questionnaires”) (in forms provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, including, without limitation, information as would be required by the Corporation in connection with its franchise operations and liquor licenses and (ii) a written representation and agreement (the “Prospective Director Agreement”) (in form provided by the Corporation) which (A) shall provide that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (y) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (z) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (3) if elected as a director of the Corporation, will, periodically upon request by the Corporation, complete and deliver Questionnaires, and comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect) and (B) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement in any material respect.

(e) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Principles and Practices.

(f) If information submitted pursuant to this Section 4.3 by any shareholder proposing a nominee for election as a director at a meeting of shareholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 4.3. Upon written request by the Chief Executive Officer or Chief Financial Officer or the Board of Directors, any shareholder proposing a nominee for election as a director at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 4.3 and (B) a written update of any information previously submitted by the shareholder pursuant to this Section 4.3 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 4.3.

(g) Notwithstanding anything in these By-laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 4.3. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 4.3, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(h) For purposes of this Section 4.3, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(i) A Nominating Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chief Executive Officer or Chief Financial Officer at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof).

4.4 Term of Office. The Board of Directors shall be elected by the shareholders at their regular meeting and at any special shareholders’ meeting called for that purpose. A director shall hold office until the annual meeting for the year in which his or her term expires (or indefinitely if no term is stated upon election or appointment to the Board of Directors) and until the director’s successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director.

4.5 Quorum. A majority of the Board of Directors constitutes a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors constitutes a quorum. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

4.6 Action of Directors. The acts of a majority of the directors present at a meeting at which a quorum is present are the acts of the Board of Directors.

4.7 Meetings. Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota, that the Board of Directors may select. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the Corporation. The Chief Executive Officer or any director may call a meeting of the Board of Directors by giving notice to all directors of the date, time and place of the meeting. If the notice is to be mailed, then the notice must be mailed to each director at least five (5) calendar days prior to the meeting. If the notice is not to be mailed, then the notice must be given at least forty-eight (48) hours prior to the meeting. Notices not mailed may be delivered orally or by authenticated electronic communication. Notices delivered by authenticated electronic communication shall be deemed given if by (i) facsimile communication, when directed to a telephone number at which the director has consented to receive notice; (ii) electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; and (iii) any other form of electronic communication by which the director has consented to receive notice, when director to the director. If the date, time and place of the meeting of the Board of Directors has been announced at a previous meeting of the Board of Directors, no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting. Notice of the meeting of the Board of Directors need not state the purpose of the meeting. A director may orally or in writing waive notice of the meeting. Attendance by a director at a meeting of the Board of Directors also constitutes a waiver of notice of such meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and such director does not participate thereafter in the meeting.

4.8 Meeting by Remote Communications. A director may participate in a board meeting by means of conference telephone or by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Participation in a meeting by that means constitutes presence at the meeting. In addition, any meeting among directors may be conducted solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting, if the same notice is given of the meeting required hereunder, and if the number of directors so participating in the meeting is sufficient to constitute a quorum at the meeting.

4.9 Compensation. Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.

4.10 Committee. By the affirmative vote of a majority of the directors, the Board of Directors may establish a committee or committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution adopted by the Board of Directors. A committee shall consist of one or more persons, who need not be directors, that have been appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board of Directors. Minutes of any meetings of committees created by the Board of Directors shall be available upon request to members of the committee and to any director.

4.11 Action by Absent Director. A director may give advance written consent or opposition to a proposal to be acted upon at a Board of Directors meeting by giving a written statement to the Chief Executive Officer, Chief Financial officer, or any director which sets forth the proposal to be voted on and contains a statement of the director’s voting preference with regard to the proposal. An advance written statement does not constitute presence of the director for purposes of determining a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement. The advance written statement by a director on a proposal shall be included in the records of the Board of Directors’ action on the proposal.

4.12 Removal of Directors by Board of Directors. Any director who has been elected by the Board of Directors to fill a vacancy on the Board of Directors, or to fill a directorship created by action of the Board of Directors, and who has not subsequently been reelected by the shareholders, may be removed by a majority vote of all directors constituting the Board, exclusive of the director whose removal is proposed.

4.13 Vacancies. Any vacancy on the Board of Directors may be filled by vote of the remaining directors, even though less than a quorum.

4.14 Written Action by Less than All of the Directors. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and notice thereof if a consent in writing setting forth the action taken is signed, or consented to by authenticated electronic communication, by the number of directors required to take the same action at a duly held meeting of the Board of Directors at which all of the directors are present. If a written action is signed (or consented to by authenticated electronic communication) by less than all the directors, any director not signing or consenting to the action shall be notified immediately of the content of the action and the effective date of the action. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions so taken.

4.15 Dissent from Action. A director of the Corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

ARTICLE 5

OFFICERS

5.1 Election of Officers. The Board of Directors shall from time to time, elect a Chief Executive Officer, who may also be designated as President, and a Chief Financial Officer, who may also be designated as Treasurer. The Board of Directors may elect, but shall not be required to elect, a Secretary, one or more Vice Presidents, and a Chairman of the Board. In addition, the Board of Directors may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the By-Laws, or as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

5.2 Term of Office. The officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board of Directors meeting at which a quorum is present.

5.3 Chief Executive Officer. The Chief Executive Officer shall:

(a)	Have general active management of the business of the Corporation;
(b)	When present, preside at all meetings of the shareholders;
(c)	When present, and if there is not a Chairman of the Board, preside at all meetings of the Board of Directors;
(d)	See that all orders and resolutions of the Board of Directors are carried into effect;
(e)	Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or By-Laws or by the Board of Directors to some other officer or agent of the Corporation;
(f)	Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and
(g)	Perform all other duties prescribed by the Board of Directors.

All other officers shall be subject to the direction and authority of the Chief Executive Officer.

5.4 Chief Financial Officer. The Chief Financial Officer shall:

(a)	Keep accurate financial records for the Corporation;
(b)	Deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;
(c)	Endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;
(d)	Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;
(e)	Render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and
(f)	Perform all other duties prescribed by the Board of Directors or by the Chief Executive Officer.

5.5 Vice President. Each Vice President, if any, shall have such powers and perform such duties as may be specified in these By-Laws or prescribed by the Board of Directors. If the Chief Executive Officer is absent or disabled, the Vice President shall succeed to the President’s powers and duties. If there are two or more Vice Presidents, the order of succession shall be determined by seniority of election or as otherwise prescribed by the Board of Directors.

5.6 Secretary. The Secretary, if any, shall attend all meetings of the shareholders and the Board of Directors. The Secretary shall act as clerk and shall record all the proceedings of the meetings in the minute book of the Corporation and shall give proper notice of meetings of shareholders and the Board of Directors. The Secretary shall keep the seal of the Corporation, if any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

5.7 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall perform such other duties as may from time to time be assigned by the Board of Directors.

5.8 Assistant Officers. In the event of absence or disability of any Vice President, Secretary or the Chief Financial Officer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board of Directors. If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times shall remain subordinate to the principal officers they are designated to assist.

ARTICLE 6

INDEMNIFICATION

The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect, or as the same may be hereafter modified.

ARTICLE 7

SHARES AND THEIR TRANSFER

7.1 Certificates of Shares. Unless the Board of Directors has provided that the Corporation’s shares are to be uncertificated, every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares owned by such shareholder. The certificates for shares shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the Chief Executive Officer or a Vice President and by the Secretary or Assistant Secretary, or the Chief Financial Officer, or any other officer of the Corporation authorized by the Board of Directors and shall have the corporate seal, if any, affixed thereto. A record shall be kept of the name of the person owning the shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Except as provided in Section 7.5 of this Article 7, every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is cancelled.

7.2 Uncertificated Shares. The Board of Directors by a majority vote of directors present at a duly called meeting may provide that any or all shares of classes or series of shares are to be uncertificated shares. In that case, any shareholder who is issued uncertificated shares shall be provided with the information legally required to be disclosed in a certificate.

7.3 Issuance of Shares. The Board of Directors is authorized to issue shares of the capital stock of the Corporation up to the number of shares authorized by the Articles of Incorporation. Shares may be issued for any consideration (including, without limitation, money or other tangible or intangible property received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement) which is authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the Corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate share dividends or splits, including reverse share splits. No shares of a class or series shall be issued to the holder of the shares of another class or series, unless issuance is either expressly provided for in the Articles of Incorporation or is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.

7.4 Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificates or the shareholder’s representative or duly authorized attorney-in-fact and only upon surrender for cancellation of the certificate for such shares. The shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation.

7.5 Lost Certificates. Any shareholder claiming a certificate for shares has been lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and in an amount determined by the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate. A new certificate may then be issued in the same tenor for the same number of shares as the one alleged to have been lost or destroyed.

7.6 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

7.7 Facsimile Signature. When any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.

ARTICLE 8

FINANCIAL AND PROPERTY MANAGEMENT

8.1 Checks. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or Treasurer, or any other officer or officers, agent or agents of the Corporation, as may from time to time be determined by resolution of the Board of Directors.

8.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

8.3 Voting Securities Held by Corporation. The President, or other officer or agent designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the Corporation may hold securities or interests. At the meeting, the President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest which the Corporation holds.

ARTICLE 9

AMENDMENTS

The Board of Directors of the Corporation is expressly authorized to make By-Laws of the Corporation and from time to time to adopt, amend or repeal By-Laws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a By-Law to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change or repeal the By-Laws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose.

Date of Adoption: May 10, 2012	/s/ Diana G. Purcel
Diana G. Purcel, Secretary